SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 2000


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                         0-12957                 22-237286
(State or other jurisdiction             (Commission             (IRS Employer
     of incorporation)                   File Number)           Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

Enzon Files Investigational New Drug Application for PEG-paclitaxel

     Enzon, Inc. (the "Company") announced on December 18, 2000 that it has submitted an Investigational New Drug (IND) application to the Food and Drug Administration (FDA) for PEG-paclitaxel. PEG-paclitaxel is a PEG modified version of paclitaxel. Preclinical animal studies have demonstrated that PEG-paclitaxel can be dosed at higher levels than TAXOL(R) (paclitaxel), the world's best selling cancer drug. The ability to dose PEG-paclitaxel at higher levels may allow increased efficacy compared to TAXOL.

     TAXOL is a powerful chemotherapeutic agent with delivery limitations. TAXOL is used to treat various types of cancers, including ovarian, breast, non-small cell lung, and AIDS-related Kaposi's sarcoma. In 1999, sales of TAXOL were reported to be $1.5 billion.

     Using the Company's proprietary PEG technology, scientists at the Company have modified paclitaxel through the chemical attachment of PEG using a linker designed to deteriorate over time, giving PEG-paclitaxel prodrug attributes. PEG-paclitaxel was designed to be delivered without the need for solubilizing agents or premedications. TAXOL, a commercial formulation of paclitaxel, contains the solubilizing agent CREMOPHOR(R) and patients are required to take premedications prior to treatment to reduce the potential for serious allergic reactions, which may be caused by CREMOPHOR.

     To date, the Company's PEG technology has been used to create three approved protein therapeutics, including PEG-INTRON(R), currently being marketed in Europe by Schering-Plough. PEG-paclitaxel is the second application of the Company's PEG technology to deliver small organic chemical molecules. PROTHECAN(R), a PEG modified version of the topoisomerase inhibitor camptothecin, is currently in two Phase I clinical trials.

     The Company's proprietary PEG technology can significantly increase the efficacy of compounds that suffer from delivery limitations allowing them to become improved therapeutics. The Company's proprietary PEG technology may improve a wide range of drugs on the market, as well as enhance those in development, including chemotherapy agents, antibiotics, anti-fungals and immunosuppressants. The attachment of PEG has the potential to temporarily mask the active mechanisms of some chemotherapeutics, allowing the drug to circulate in the bloodstream longer and direct accumulation of the drug towards the tumor site. After accumulation in the tumor, the bond is designed to break down, allowing the compound to resume its normal tumor killing activity and achieve targeted efficacy with possibly reduced systemic toxicity. The Company is currently applying its PEG technology to several additional compounds in preclinical development.

     Except for the historical information herein, the matters discussed herein include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-Qs and Form 8-K on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   December 18, 2000


                                                     ENZON, INC.
                                             --------------------------
                                                    (Registrant)


                                        By:  /s/ Kenneth J. Zuerblis
                                             ------------------------------
                                             Kenneth J. Zuerblis
                                             Vice President, Finance and
                                             Chief Financial Officer